Exhibit (o)(1)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jane E. Trust, Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary Emmens, Barbara Allen, Susan Lively and Robert M. Nelson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Legg Mason Partners Income Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 2-96408), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date first mentioned above until revoked by such individual.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ Jane E. Trust	Trustee	February 10, 2016
Jane E. Trust

/s/ Elliott J. Berv	Trustee	February 10, 2016
Elliott J. Berv

/s/ Jane F. Dasher	Trustee	February 10, 2016
Jane F. Dasher

/s/ Mark T. Finn	Trustee	February 10, 2016
Mark T. Finn

/s/ Stephen R. Gross	Trustee	February 10, 2016
Stephen R. Gross

/s/ Richard E. Hanson, Jr.	Trustee	February 10, 2016
Richard E. Hanson, Jr.

/s/ Diana R. Harrington	Trustee	February 10, 2016
Diana R. Harrington

/s/ Susan M. Heilbron	Trustee	February 10, 2016
Susan M. Heilbron

/s/ Susan B. Kerley	Trustee	February 10, 2016
Susan B. Kerley

/s/ Alan G. Merten	Trustee	February 10, 2016
Alan G. Merten

/s/ R. Richardson Pettit	Trustee	February 10, 2016
R. Richardson Pettit